Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of December [●], 2020, by and among Authentic Equity Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, on the date hereof, the Company and Authentic Equity Sponsor LLC, a Delaware limited liability company (the “Sponsor”), entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor agreed to purchase 6,000,000 warrants (or up to 6,600,000 warrants if the underwriters exercise their over-allotment option to purchase additional Public Units in connection with the Company IPO) (the “Sponsor Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company IPO;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, on the terms and conditions set forth herein, (i) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, up to $50,000,000 of units, at a price of $10.00 per unit, each comprised of one Class A Share, par value of $0.0001 per share (the “Forward Purchase Shares”), and [0.425]1 of one warrant to purchase one Class A Share at an exercise price of $11.50, subject to adjustment (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), and (ii) if the Purchaser makes the purchase described in clause (i), the Company shall issue to the Purchaser in a private placement a number of Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”), and warrants, each exercisable to purchase one Class A Share at $11.50 per share, subject to adjustment, as set forth in Section 3 (the “Private Placement Warrants”).

[1]	To be 85.0% of the fractional warrant coverage sold as part of the Public Units.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Rights. In exchange for the rights granted to the Purchaser hereunder, including the right to purchase the Forward Purchase Securities pursuant to Section 2 and the right to receive the Class B Shares and Private Placement Warrants pursuant to Section 3, the Purchaser shall pay to the Company by wire transfer of immediately available funds $824,500 (the “Rights Purchase Price”) to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), in accordance with the Company’s wiring instructions, at least one (1) business day prior to the closing date of the IPO (the “IPO Closing Date”).

2. Sale and Purchase of Forward Purchase Securities.

(a) Forward Purchase Securities.

(i) Subject to the Purchaser’s delivery of an Acceptance Notice by the Acceptance Deadline, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (1) the number of Forward Purchase Shares which is the quotient of (x) the amount of capital committed to the Purchaser and allocated to this Agreement, which amount shall be no more than the lesser of (A) $50,000,000 and (B) 19.99% of the total pro forma equity outstanding at the time of the Business Combination Closing, including but not limited to any Ordinary Shares issued in connection with the IPO, this Agreement or any private placement or other offering or to any seller of the Target (the “Cap”) and (y) $10.00 (the “Number of Forward Purchase Shares”), plus (2) the number of Forward Purchase Warrants which is the product of (x) the number of Forward Purchase Shares as determined by clause (1) and (y) [0.425], the “Number of Forward Purchase Warrants”, for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPS Purchase Price”). No fractional Forward Purchase Warrants will be issued.

(ii) Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO, and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the IPO Closing, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii) The Company shall keep the Purchaser reasonably informed as to the progress of identifying and evaluating potential Business Combination targets (each a “Target”). The Company shall use reasonable best efforts to provide the Purchaser with such information and access as may reasonably be requested by the Purchaser in connection with its rights hereunder, including (i) participation, upon reasonable advance notice, by senior management in a reasonable number of meetings, presentations and due diligence sessions at times and in locations reasonably acceptable to the Company, and (ii) furnishing the Purchaser, to the extent reasonably available to the Company, with documents or other information related to Target. Notwithstanding anything to the contrary herein, the Purchaser shall be excused from its obligation to purchase the Forward Purchase Securities in whole or in part in connection with a specific Business Combination (the “Right of Excusal”) for any reason, in its sole and absolute discretion, if it does not deliver an Acceptance Notice (as defined below) by the Acceptance Deadline (as defined below) as described below.

(iv) The Company agrees to keep the Purchaser reasonably informed of its intentions with regard to a potential Target or Business Combination and the Company shall be permitted to regularly consult with the Purchaser regarding any such potential Target or Business Combination.

(v) At least seven (7) Business Days prior to any vote of the Board of Directors of the Company (the “Board”) to approve the execution of a definitive agreement for a Business Combination with a Target (a “Definitive Agreement”), written notice (the “Transaction Notice”) of the Company’s intention to hold such a Board vote shall be delivered by the Company to the Purchaser (the date the Transaction Notice is delivered to the Purchaser being referred to herein as the “Notice Date”). The Transaction Notice shall set forth the material terms and such other information as may be reasonably necessary for the Purchaser to evaluate the terms of the Business Combination.

(vi) The Purchaser shall have until the end of the fifth (5th) Business Day after the Notice Date (such date, the “Acceptance Deadline”) to deliver written notice (an “Acceptance Notice”) to the Company that it will purchase the Forward Purchase Securities in whole or in part. The Company shall not call for a Board vote on the proposed Business Combination until after the Acceptance Deadline.

(vii) For the avoidance of doubt, if the Purchaser does not deliver an Acceptance Notice by the Acceptance Deadline, the Purchaser shall no longer have any right or obligation to purchase any Forward Purchase Securities.

(viii) The Purchaser acknowledges and understands that in order to participate in the Company’s interactions with any Target, and in order to receive information possessed by the Company related to any Target, the Purchaser will be required to enter into or be joined to confidentiality and nondisclosure agreements on customary and reasonable terms with such Target restricting the use and disclosure of such information, and that, under certain circumstances, the Purchaser may come into possession of material, nonpublic information regarding a publicly traded company.

(ix) In the event the Company and the Purchaser mutually agree to sell and purchase Forward Purchase Securities as described in Section 2(a)(i) hereof, the Company shall deliver written notice to the Purchaser, prior to 9:30 a.m., New York time, on the third (3rd) Business Day before the day on which the Purchaser is required to fund the FPS Purchase Price to the Escrow Account (as defined below) (or an alternative account agreed to by the Company and the Purchaser) as provided in the immediately succeeding sentence, specifying the number of Forward Purchase Securities the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account (the “Escrow Account”) of a third-party escrow agent, which shall be the Company’s transfer agent (the “Escrow Agent”), to be established pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). The Escrow Account shall be same escrow account established by the Company for purposes of the IPO Closing and the Company shall provide the Purchaser with a copy of such Escrow Agreement promptly upon request. At least one (1) Business Day before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within twenty (20) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not result in the termination of this Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(x) The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing and in exchange for the FPS Purchase Price, the Company will issue to the Purchaser the Forward Purchase Securities, registered in the name of the Purchaser.

(b) Delivery of Forward Purchase Securities.

(i) The Company shall register the Purchaser as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii) Each register and book entry for the Forward Purchase Securities purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then, at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

(d) Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Securities as set forth on Exhibit A (the “Registration Rights”).

3. Issuance of Class B Shares and Warrants.

(a) The parties agree that if, and only if, the Purchaser purchases the maximum number of Forward Purchase Securities available to it at the FPS Closing in accordance with the terms and conditions of this Agreement (and for the avoidance of doubt, after giving effect to the Cap), then at the Business Combination Closing and prior to the conversion of the Class B Shares into Class A Shares in accordance with the terms thereof, the Company shall issue to the Purchaser (i) a number of Class B Shares that is equal to 12.5% of the aggregate number of Class B Shares outstanding at the Business Combination Closing prior to the conversion of such Class B Shares into Class A Shares pursuant to the terms thereof and after giving effect to the issuance of any Class B Shares as a result of anti-dilution rights or other adjustments and the number of Class B Shares transferred, assigned, sold or forfeited in connection with the Business Combination but excluding 115,000 Class B Shares from such calculation; and (ii) a number of Private Placement Warrants equal to 12.5% of the aggregate number of Private Placement Warrants outstanding at the Business Combination Closing prior to the conversion of such Class B Shares into Class A Shares pursuant to the terms thereof and after giving effect to any Private Placement Warrants transferred, assigned, sold or forfeited in connection with the Business Combination.

(b) The Company shall register the Purchaser as the owner of the Class B Shares and the Private Placement Warrants in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the Business Combination Closing.

(c) Each register and book entry for the Class B Shares and the Private Placement Warrants shall contain a notation, and each certificate (if any) evidencing the Class B Shares and the Private Placement Warrants shall be stamped or otherwise imprinted with a legend (i) with respect to the Class B Shares, as set forth in Section 5.2 of that certain Securities Subscription Agreement, dated as of September 30, 2020, between the Company and the Sponsor, and (ii) with respect to the Private Placement Warrants, as set forth in Exhibit B to the Warrant Agreement.

(d) Upon the issuance by the Company of the Class B Shares and the Private Placement Warrants, the Purchaser shall enter into a joinder to that certain Registration and Shareholder Rights Agreement, dated as of the IPO Closing Date, among the Company, the Sponsor and the other signatories thereto (the “Registration Rights Agreement”), providing for registration rights with respect to such Class B Shares and Private Placement Warrants.

(e) Notwithstanding the foregoing, in the event that all of the Class B Shares are converted by the holders thereof at or prior to the Closing Date, then the Purchaser will receive on the Closing Date a number of Class A Shares equal to the number of Class A Shares that the Purchaser would have received upon conversion of the Class B Shares that the Purchaser would have been entitled to on the Closing Date pursuant to the terms hereof.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities, Class B Shares and Private Placement Warrants to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities, Class B Shares or Private Placement Warrants. If the Purchaser was formed for the specific purpose of acquiring the Forward Purchase Securities, Class B Shares or Private Placement Warrants, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, Class B Shares and Private Placement Warrants, as well as the terms of the IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities, Class B Shares and Private Placement Warrants to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities, Class B Shares and Private Placement Warrants (including the securities issued or issuable upon the conversion or exercise thereof), are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser may be required to hold the Forward Purchase Securities, Class B Shares and Private Placement Warrants (including the securities issued or issuable upon the conversion or exercise thereof) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, Class B Shares, Private Placement Warrants or any Class A Shares which the Forward Purchase Securities, Class B Shares or Private Placement Warrants may be converted into or exercised for, for resale, except pursuant to the Registration Rights and the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, Class B Shares and Private Placement Warrants, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Forward Purchase Securities, Class B Shares and Private Placement Warrants hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Forward Purchase Securities, Class B Shares and Private Placement Warrants.

(h) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, Class B Shares or Private Placement Warrants, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities, Class B Shares or Private Placement Warrants.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities, Class B Shares and Private Placement Warrants involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth on the signature page hereof.

(l) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m) Adequacy of Financing. The Purchaser has, or will have, from and after receipt of capital commitments not subject to opt-out rights (or for which the party with such opt-out rights has agreed to fund in respect of this Agreement) in an aggregate amount not less than the FPS Purchase Price, available to it sufficient funds to satisfy its obligations under this Agreement.

(n) Affiliation of Certain FINRA Members. [The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO].

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Forward Purchase Securities, Class B Shares or Private Placement Warrants and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 5 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i) 300,000,000 Class A Shares, none of which are issued and outstanding;

(ii) 30,000,000 Class B Shares, 7,000,000 of which are issued and outstanding; and all of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii) 1,000,000 preference shares, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities, Class B Shares and Private Placement Warrants at the FPS Closing, and the securities issuable upon conversion or exercise thereof has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities, Class B Shares and Private Placement Warrants and the securities issuable upon conversion or exercise thereof has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Forward Purchase Securities, Class B Shares and Private Placement Warrants.

(i) The Forward Purchase Securities and Class B Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the Forward Purchase Securities, Class B Shares and Private Placement Warrants, when issued in accordance with the terms of the Forward Purchase Securities, Class B Shares, Private Placement Warrants and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 5(e) below, the Forward Purchase Securities, Class B Shares and Private Placement Warrants will be issued in compliance with all applicable federal and state securities laws. As of the FPS Closing, a number of Class A Shares not less than the number of Class A shares issuable under the Forward Purchase Warrants, Class B Shares and Private Placement Warrants have been duly authorized and reserved for issuance.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights and Registration Rights Agreement.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as they may be amended from time to time (the “Articles”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations.  As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with the IPO and offerings of the Forward Purchase Securities, Class B Shares and Private Placement Warrants.

(h) Foreign Corrupt Practices.  Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) Compliance with Anti-Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities, Class B Shares and Private Placement Warrants.

(l) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Securities, Class B Shares and Private Placement Warrants, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

6. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares issued in the IPO (the “Public Shares”) held by it; provided that this Section 6(a)(i) shall expire and have no further force or effect once the proceeds in the Trust Account have been distributed to the Company.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it; provided that this Section 6(a)(ii) shall expire and have no further force or effect once the proceeds in the Trust Account have been distributed to the Company.

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 6(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Additional Agreements of the Company.

(a) No Material Non-Public Information.  The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b) Nasdaq Listing.  The Company will use reasonable best efforts to effect and maintain the listing of the Class A Shares on the Nasdaq (or another national securities exchange).

(c) No Amendments to the Articles.  The Articles will be in substantially the same form of Exhibit B hereto and will not be amended in any material respect prior to the IPO Closing without the Purchaser’s prior written consent.

8. FPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii) The Purchaser has delivered an Acceptance Notice by the Acceptance Deadline.

(iii) The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Closing Date;

(iv) The representations and warranties of the Company set forth in Section 5 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing; and

(vi) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b) The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii) The representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

9. Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a) by mutual written consent of the Company and the Purchaser; or

(b) automatically:

(i) if the IPO is not consummated on or prior to twelve months from the date of this Agreement;

(ii) if the Business Combination is not consummated within 24 months from the  IPO Closing, or such later date as may be approved by the Company’s shareholders in accordance with the Articles; or

(iii) if the Purchaser does not deliver an Acceptance Notice by the Acceptance Deadline.

In the event of any termination of this Agreement pursuant to Section 9(b)(i), the Rights Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company. In the event of any termination of this Agreement pursuant to this Section 9, the FPS Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company. Following the termination of this Agreement and the return of the Rights Purchase Price or the FPS Purchase Price, as applicable, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 9 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.  Section 6(a) shall survive termination of this Agreement.

10. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Authentic Equity Acquisition Corp., 32 Elm Place, 2nd Floor, Rye, NY 10580, Attn: David Hooper, email: dhooper@authenticequityllc.com, with a copy to the Company’s counsel at: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Christian O. Nagler and Debbie P. Yee, email: cnagler@kirkland.com and debbie.yee@kirkland.com, fax: (212) 446-4900.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Securities to (i) a wholly-owned subsidiary of the Purchaser with advance notice to the Company or (ii) one or more other persons not covered by subsection (i) upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Number of Forward Purchase Shares and the Number of Forward Purchase Warrants hereunder) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Securities, Class B Shares, Private Placement Warrants and the securities issuable upon conversion or exercise thereof.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r) Specific Performance. Each of the Company and the Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser (on the part of the Company) or the Company (on the part of the Purchaser) in accordance with the terms hereof and that the Company or the Purchaser (as the case may be) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

GENERAL ELECTRIC PENSION TRUST
By: SSGA Funds Management, Inc., its Investment Advisor

By:
Name:
Title:

Address for Notices:
[●]

Attention:	[●]
Email:	[●]

with a copy (which shall not constitute notice) to:
[●]

Attention:	[●]
Email:	[●]

COMPANY:

AUTHENTIC EQUITY ACQUISITION CORP.

By:
Name:	David Hooper
Title:	Chief Executive Officer

[Signature Page to Forward Purchase Agreement]

Exhibit A

Registration Rights

1. The Company shall use reasonable best efforts to, promptly, but in no event later than thirty (30) days after the Business Combination Closing, prepare and file a registration statement on Form S-3 (including any successor registration statement covering the resale of the Registrable Securities (as defined below) or other appropriate form covering the resale of the Registrable Securities, a “Resale Shelf”) registering the resale of (i) all Forward Purchase Shares, Forward Purchase Warrants and Class A Shares issued or issuable upon exercise of the Forward Purchase Warrants (the “Warrant Shares”), (ii) any other Class A Shares or Warrants that may be acquired by the Purchasers after the date of this Agreement, including any time after the Business Combination Closing (excluding the Class A Shares issuable upon conversion of the Class B Shares and the Private Placement Warrants; provided, however, such securities shall be included in the Resale Shelf if able pursuant to the terms of the Registration Rights Agreement) and (iii) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, for so long as such securities are held by the Purchaser or its assignees under the Agreement (each, a “Holder”), the “Registrable Securities”) on a continuous basis pursuant to Rule 415 under the Securities Act; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and undertake to register the Registrable Securities on Form S-3 as soon as such form is available. The Company shall use its reasonable best efforts to cause the Resale Shelf to be declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act promptly thereafter, but in no event later than sixty (60) days after the initial filing of the Resale Shelf. The Company shall use its reasonable best efforts to maintain the effectiveness of such Resale Shelf with respect to each Holder's Registrable Securities and to ensure the Resale Shelf does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earlier of (A) the date on which such Holders shall have sold all of the Registrable Securities covered by the Resale Shelf and (B) the date all of such Holder's Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2. Any Holder may, after the Resale Shelf becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Resale Shelf is intended to be conducted through a firm commitment underwritten offering (an “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, which is not to be unreasonably withheld, conditioned or delayed, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $10,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day-period or (iii) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year.  In the event of an Underwritten Offering, the Holders representing a majority-in-interest of the Registrable Securities to be included in any such Underwritten Offering (the “Required Holders”) shall (i) select the managing underwriter(s) for the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed, and (ii) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees.  If the underwriter(s) for any Underwritten Offering pursuant to this paragraph 2 (each, a “Secondary Offering”) advise the Company and the Holders that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in such Secondary Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Holders that have requested to participate in such Secondary Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such Secondary Offering by such Holders, and (ii) second, to the holders of any other securities of the Company that have been requested to be so included.

3. Upon receipt of prior written notice by any Holder that they intend to effect a sale of Registrable Securities held by them as are then registered pursuant to the Resale Shelf, the Company shall use its reasonable best efforts to cooperate in such sale (whether or not such sale constitutes an Underwritten Offering), including by amending or supplementing the prospectus related to such Resale Shelf as may be reasonably requested by such Holder for so long as such Holder holds Registrable Securities.

4. In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (the “Staff”) of the SEC from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that any Holder be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Holder does not consent in writing to being so named as an underwriter in such registration statement, the Company agrees to promptly inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf as required by the SEC. The number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all Holders to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Holder is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 4 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

5. If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an Underwritten Offering of ordinary shares (a “Company Offering”), then the Company will provide the Holders with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement the Registrable Securities held by each Holder (the “Piggyback Securities”). Within three (3) Business Days after receiving the Offer Notice, each Holder may make a written request (a “Piggyback Request”) to the Company to include some or all of such Holder’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company, if the Registration Statement is filed on its own behalf, or to the Other Holders, if the Registration Statement is filed on such Other Holders' behalf; and (ii) second, to the Holders and any other holders of similar piggyback rights, based pro rata on the value of the securities requested to be sold in such Company Offering by each requesting Holder.

6. In connection with any Underwritten Offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by any Holder) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 7, “Registration Expenses” shall mean the out-of-pocket expenses of any Secondary Offering and any Company Offering, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA and any securities exchange on which the Registrable Securities are then listed); (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company; and (vi) reasonable fees and expenses of one (1) legal counsel selected by the Required Holders not to exceed $[75,000] per Secondary Offering, but shall not include any incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in clause (vi) of this paragraph 7, the fees and expenses of any legal counsel representing the Holders; provided that the Company shall only be responsible for expenses under clause (vi) with respect to two Secondary Offerings in any consecutive three-hundred sixty-five (365) day-period.

8. The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Holders a written notice (“Suspension Notice”) stating that in the good faith judgment of the Board of Directors of the Company, upon consultation with outside counsel, it would be either (i) prohibited by the Company’s insider trading policy (as if the Holders were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time; provided that any such suspension shall not be more than an aggregate of 120 days in any twelve (12) month period; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. The Holders shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the Holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph 8 of this Exhibit A to be concluded as promptly as reasonably practicable.

9. The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a Holder of Registrable Securities in breach of the terms of this Agreement.

10. The Company shall indemnify and hold harmless the Holders, their respective directors and officers, partners, members, managers, affiliates, employees, agents, and representatives and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act, including, but not limited to, the officers and directors, partners, members, managers, affiliates, employees, agents, and representatives of each such controlling person and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from (i) any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto,(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, in light of the circumstances in which they were made, not misleading and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by a Holder or any termination of this Agreement.

11. The Company’s obligation under paragraph 1 of this Exhibit A is subject to each Holder’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Each Holder shall severally, and not jointly with any other selling stockholder named in the Resale Shelf, indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for inclusion in such Resale Shelf, related prospectus or amendment or supplement thereto, as applicable; provided that the obligation to indemnify shall be individual, not joint and several, and shall be limited to the net amount of proceeds received by the applicable Holder from the sale of Registrable Securities pursuant to the Resale Shelf.

12. The Company shall cooperate with the Holders and use its reasonable best efforts, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery, in book-entry form with the Company’s transfer agent or certificates (if any), of the Registrable Securities to be offered pursuant to a Resale Shelf free of any restrictive legend and enable such book-entry or certificates (if any) to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as each Holder may request.

13. If requested by the Required Holders, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as each Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Required Holders.

14. As long as Registrable Securities are outstanding, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Holders with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time, to enable the Holders to sell the Forward Purchase Shares, Forward Purchase Warrants and Warrant Shares held by the Holders without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions, to the extent such exemption is available to the Purchaser at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

15. The rights, duties and obligations of any Holder under this Exhibit A may be assigned or delegated by such Holder in conjunction with and to the extent of any transfer or assignment of Registrable Securities by such Holder to any transferee or assignee.

Exhibit B

Form of Amended and Restated Memorandum and Articles of Association of the Company

See attached.

B-1